Exhibit  99.2     Letter  of  Notice  of  Termination
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David  L.  Ficksman,  Esq.
LOEB  &  LOEB  LLP
10100  Santa  Monica  Blvd.,  Suite  2200
Los  Angeles,  CA  90067-4164

     Re:  Highway  One-Oweb/Export  Erez  USA  merger

Dear  Mr.  Ficksman:

     This letter is to advise you that by a Consent Resolution of its Sole Director Pete Chandler, Highway One-Oweb, Inc. has elected to abandon and terminate the Agreement and Plan of Merger it entered into with Export Erez USA on December 21, 2001. Our reason for taking this action is that we have not received any of the corporate documents of Export Erez, USA that are required to be delivered under paragraph 7.4 of the agreement and because no other actions have been taken by Export Erez or its acting agents to move the transaction forward.

     We think abandonment of this Agreement would be in the best interest of both corporations and seek your assistance in presenting this letter, and the attached Consent Resolution, to your client with a view to securing a mutual written termination of the agreement signed by both parties. Please review the situation, discuss it with your client, and advise.

     Very  truly  yours,

     HIGHWAY  ONE-OWEB,  INC.


     /s/  Pete  Chandler
Pete  Chandler,  President  and  Sole  Director

Encl.